RESTRICTED STOCK UNIT AGREEMENT
PURSUANT TO THE
RYAN SPECIALTY GROUP HOLDINGS, INC. 2021 OMNIBUS INCENTIVE PLAN

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Participant: [●]

Grant Date: [●]

Number of Restricted Stock Units Granted: [●]:

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THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Ryan Specialty Group Holdings, Inc., a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Ryan Specialty Group Holdings, Inc. 2021 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Restricted Stock Units (“RSUs”) provided herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1.
Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement will have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan will control.
2.
Grant of Restricted Stock Unit Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of RSUs specified above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments will be made for dividends in cash or other

3.14.22

property, distributions or other rights in respect of the shares of Common Stock underlying the RSUs, except as otherwise specifically provided for in the Plan or this Agreement.
3.
Vesting. The RSUs subject to this Award will be fully vested as of the Grant Date set forth above.

4.
Delivery of Shares.
(a)
General. Subject to the provisions of Section 6(b) hereof, within 30 days following the vesting of the RSUs, the Participant will receive the number of shares of Common Stock that correspond to the number of RSUs that have become vested on the applicable vesting date. Notwithstanding the preceding provisions of this Section 4(a), the Participant may elect to defer the delivery of the shares of Common Stock in settlement of the RSUs pursuant to the Stock Award Deferral Election Form attached hereto as Exhibit A. Any such deferral election shall be made in compliance with such rules and procedures as the Committee prescribes from time to time.
(b)
Blackout Periods. If the Participant is subject to any Company “blackout” policy or other trading restriction imposed by the Company on the date such distribution would otherwise be made pursuant to Section 6(a) hereof, the Company may defer such distribution until the earlier of (i) the date that the Participant is not subject to any such policy or restriction and (ii) the later of (A) the end of the calendar year in which such distribution would otherwise have been made and (B) a date that is immediately prior to the expiration of two and one-half months following the date such distribution would otherwise have been made hereunder.
5.
Dividends; Rights as Stockholder. Cash dividends on shares of Common Stock issuable hereunder will be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant and will be held uninvested and without interest and paid in cash at the same time that the shares of Common Stock (or cash payments, if applicable) underlying the RSUs are delivered to the Participant in accordance with the provisions hereof. Stock dividends on shares of Common Stock will be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant; provided that, such stock dividends will be paid in shares of Common Stock at the same time that the shares of Common Stock underlying the RSUs are delivered to the Participant in accordance with the provisions hereof. Except as otherwise provided herein, the Participant will have no rights as a stockholder with respect to any shares of Common Stock covered by any RSU unless and until the Participant has become the holder of record of such shares.
6.
Non-Transferability. No portion of the RSUs may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, unless and until Shares have been delivered in respect of vested RSUs in accordance with the provisions hereof and the Participant has become the holder of record of the vested shares of Common Stock issuable hereunder. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit the RSUs to be Transferred; provided that, such Transfer will only be valid upon execution of a written instrument in form and substance acceptable to the Committee in its sole discretion evidencing such Transfer and the transferee’s acceptance thereof signed by the Participant and the transferee; and, provided, further, that the RSUs may not be subsequently Transferred other than as permitted by the Committee in its sole discretion in accordance with the terms of the Plan and this Agreement, and will remain subject to the terms of the Plan and this Agreement.

7.
Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.
8.
Withholding of Tax. The Company will have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the RSUs and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement. With the consent of the Committee, any minimum statutorily required withholding obligation incurred in connection with the settlement of the RSUs may be satisfied by reducing the amount of cash or shares of Common Stock otherwise deliverable upon settlement of the RSUs.
9.
Legend. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Common Stock issued pursuant to this Agreement. The Participant will, at the request of the Company, promptly present to the Company any and all certificates representing shares of Common Stock acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 12.
10.
Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee will have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company will give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.
11.
Notices. Any notice hereunder by the Participant will be given to the Company in writing and such notice will be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company will be given to the Participant in writing and such notice will be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.
12.
No Right to Employment. Any questions as to whether and when there has been a Termination and the cause of such Termination will be determined in the sole discretion of the Committee. Nothing in this Agreement will interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.
13.
Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the RSUs awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.
14.
Compliance with Laws. The grant of RSUs and the issuance of shares of Common Stock hereunder will be subject to, and will comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule regulation or exchange requirement applicable thereto. The Company will not be obligated to issue the RSUs or any shares of Common Stock pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the settlement of the RSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.
15.
Section 409A.
(a)
General. This Agreement and the RSUs hereunder are intended to comply with or be exempt from Section 409A of the Code. The Agreement and the RSUs shall be administered, interpreted, and construed in a manner consistent with Section 409A of the Code. Should any provision of the Plan or the Agreement be found not to comply with the provisions of Section 409A of the Code, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Committee, and without the consent of the Participant, in such manner as the Committee determines to be necessary or appropriate to comply with Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under the Plan or this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code. The Participant acknowledges that there may be adverse tax consequences upon the vesting or settlement of the RSUs or the disposition of the underlying shares of Common Stock and that the Participant has been advised, and hereby is advised, to consult a tax advisor prior to such vesting, settlement or disposition.
(b)
Payment Restrictions. Other provisions of this Agreement notwithstanding, the following payment restrictions shall apply to RSUs, to the extent that such RSUs are not exempt from Section 409A of the Code:
(i)
Separation from Service. Any payment in settlement of the RSUs that is triggered by a separation of service hereunder will occur only at such time as Participant has had a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h).
(ii)
Six-Month Delay Rule. The “six-month delay rule” will apply to the RSUs, if the following four conditions exist:
(1)
The Participant has a separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h));
(2)
A payment is triggered by the separation from service (but not due to death);
(3)
The Participant is a “specified employee” under Section 409A of the Code; and
(4)
The payment in settlement of the RSUs would otherwise occur within six months after the separation from service.

If the six-month delay rule applies, payment in settlement of the RSUs shall instead be made on the first business day after the date that is six months following the Participant's separation from service (or death, if earlier), with interest from the date such payment would otherwise have been made at the short-term applicable federal rate, compounded semi-annually, as determined under Section 1274 of the Code, for the month in which payment would have been made but for the delay in payment. During the six-month delay period, accelerated payment will be permitted in the event of the Participant’s death and for no other reason (including no acceleration upon a Change in Control) except to the extent permitted under Section 409A of the Code.

(c)
Other Compliance Provisions. The following provisions also apply to the RSUs:
(i)
The settlement of RSUs may not be accelerated by the Company except to the extent permitted under Section 409A of the Code.
(ii)
If any mandatory term required to avoid tax penalties under Section 409A of the Code is not otherwise explicitly provided under this document or other applicable documents, such term is hereby incorporated by reference and fully applicable as though set forth at length herein.
(iii)
Each payment tranche of RSUs set forth in this Agreement shall be deemed a separate payment for purposes of Section 409A of the Code.
16.
Binding Agreement; Assignment. This Agreement will inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant will not assign (except in accordance with Section 8 hereof) any part of this Agreement without the prior express written consent of the Company.
17.
Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be a part of this Agreement.
18.
Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same instrument.
19.
Further Assurances. Each party hereto will do and perform (or will cause to be done and performed) all such further acts and will execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.
20.
Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction will not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder will be enforceable to the fullest extent permitted by law.
21.
Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the Award of RSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the RSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and will not be considered as part of such salary in the event of severance, redundancy or resignation.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

RYAN SPECIALTY GROUP HOLDINGS, INC.

By:

Name:

Title:

[Signature Page to Restricted Stock Unit Agreement]

THE PARTICIPANT

Name:

[Signature Page to Restricted Stock Unit Agreement]

Appendix A

Stock Award Deferral Election Form

(Omitted)